AMENDMENT NO. 1
                                       to
                        3-YEAR REVOLVING CREDIT AGREEMENT


         THIS AMENDMENT NO. 1 TO 3-YEAR REVOLVING CREDIT AGREEMENT (the "Amendment") is made as of December 18, 2001 by and among JOHNSON OUTDOORS INC. (the "Company"), the financial institutions listed on the signature pages hereof (the "Lenders") and BANK ONE, NA (having its principal office in Chicago, Illinois), in its individual capacity as a Lender and in its capacity as contractual representative (the "Administrative Agent"), under that certain 3-Year Revolving Credit Agreement dated as of August 31, 2001 by and among the Company, the Subsidiary Borrowers from time to time party thereto (together with the Company, the "Borrowers"), the financial institutions party thereto, and the Administrative Agent (the "Credit Agreement"). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

                                   WITNESSETH

         WHEREAS, the Company, the Lenders and the Agents are parties to the Credit Agreement; and

         WHEREAS, the Company has requested that the Agents and the requisite number of Lenders under Section 8.2 of the Credit Agreement amend the Credit Agreement on the terms and conditions set forth herein; and

         WHEREAS, the Company, the requisite number of Lenders under Section 8.2 of the Credit Agreement, and the Agents have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to the following amendments to the Credit Agreement:

         1. Amendments to the Credit Agreement. Effective as of December 18, 2001, and subject to the satisfaction of the conditions precedent set forth in
Section 2 below, the Credit Agreement is hereby amended as follows:

         1.1. Section 1.1 of the Credit Agreement is amended to insert the following new definition alphabetically therein:

                           "Consolidated Tangible Assets" means the Consolidated
                  Total Assets of the Company, excluding all items that are treated as intangibles under Agreement Accounting Principles.
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         1.2.     Section 2.1 of the Credit Agreement is amended to insert the following at the end of the first sentence therein: "and (iv) at no time shall the aggregate Outstanding Credit Exposure of all of the Lenders to all Borrowers that are Foreign Subsidiaries exceed an amount equal to ten and one half percent (10.5%) of the Company's Consolidated Tangible Assets as of the end of the most recently ended fiscal year".

         1.3. Section 2.2.4 of the Credit Agreement is amended to delete the phrase "the Borrowers" now appearing in the first sentence thereof, and to substitute the following therefor: "the applicable Borrower".

         1.4. Section 2.3.2 of the Credit Agreement is amended to insert the following at the end thereof:

                  "Notwithstanding anything to the contrary herein or in any other Loan Document, in no event shall any of the Subsidiary Borrowers that are Foreign Subsidiaries be deemed to have any liability for the Obligations hereunder of the other Borrowers."

         1.5. Section 2.21.6(i) of the Credit Agreement is amended (i) to delete the phrase "The Borrowers" now appearing at the beginning thereof, and to substitute the phrase "Each Borrower" therefor, and (ii) to insert immediately after the phrase "under any Facility LC issued by such LC Issuer" now appearing therein, the following: "for the account of such Borrower".

         1.6. Section 2.22 of the Credit Agreement is amended to insert the following after the first sentence thereof:

                  "No Domestic Subsidiary may be a Subsidiary Borrower."

         1.7. Article XI of the Credit Agreement is amended to insert the following new Section 11.16 at the end thereof:

                           "11.16. Intercreditor Agreement. The Lenders hereby
                  irrevocably authorize the Administrative Agent, on behalf of itself and the Lenders, to execute that certain Intercreditor Agreement, dated as of December 13, 2001, by and among the Agent, certain other creditors of the Company and its Subsidiaries from time to time parties thereto and the Subsidiaries of the Company from time to time parties thereto, in substantially the form of Exhibit J hereto."

         1.8. The Credit Agreement is amended to insert a new Exhibit J to the Credit Agreement in the form of Attachment B to this Amendment.

         2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received the following:


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         (a)      duly executed originals of this Amendment from the Company, the requisite number of Lenders under Section 8.2 of the Credit Agreement, and the Agents;

         (b) duly executed originals of a Reaffirmation in the form of Attachment A attached hereto from each of the Subsidiaries identified thereon;

         (c) such other documents, instruments and agreements as the Administrative Agent may reasonably request.

         3. Representations and Warranties.

         (a) The Company hereby represents and warrants that this Amendment, the attached Reaffirmation and the Credit Agreement, as previously executed and as amended hereby, constitute legal, valid and binding obligations of the Borrowers and the Subsidiaries parties thereto and are enforceable against the Borrowers and the Subsidiaries parties thereto in accordance with their terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally).

         (b) Upon the effectiveness of this Amendment and after giving effect hereto, the Company hereby (i) reaffirms all covenants, representations and warranties made in the Credit Agreement as amended hereby, and agrees that all such covenants, representations and warranties shall be true and correct as of the effective date of this Amendment (unless such representation and warranty is made as of a specific date, in which case such representation and warranty shall be true and correct as of such date) and (ii) certifies to the Lenders and the Agents that no Default or Unmatured Default has occurred and is continuing.

         4. References to the Credit Agreement.

         (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement (including any reference therein to "this Credit Agreement," "hereunder," "hereof," "herein" or words of like import referring thereto) or in any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

         (b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

         5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.


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

         6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         7. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]




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
         IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.


                                       JOHNSON OUTDOORS INC., as a Borrower

                                       By: /s/ Wade T. Neuharth
                                           -------------------------------------
                                         Name:  Wade T. Neuharth
                                         Title: Treasuer


                                       BANK ONE, NA (having its principal office in Chicago, Illinois), as Administrative Agent, as Swing Line Lender, as LC Issuer and as a Lender


                                       By: /s/ Ronald Edwards
                                           -------------------------------------
                                         Name:  Ronald Edwards
                                         Title: Director


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                         as a Lender


                                       By: /s/ Lou D. Banach
                                           -------------------------------------
                                         Name:  Lou D. Banach
                                         Title: First Vice President & Senior
                                                 Lender


                                       THE NORTHERN TRUST COMPANY, as a Lender


                                       By: /s/ Edmund H. Lester
                                           -------------------------------------
                                         Name:  Edmund H. Lester
                                         Title: Vice President

                                       M&I MARSHALL & ILSLEY BANK, as a Lender


                                       By: /s/ Ronald J. Carey
                                           -------------------------------------
                                         Name:  Ronald J. Carey
                                         Title: Vice President


                                       ASSOCIATED BANK, N.A., as a Lender


                                       By: /s/ Gretchen Quinlevan
                                           -------------------------------------
                                         Name:  Gretchen Quinlevan
                                         Title: Assistant Vice President

                                                                    ATTACHMENT A

                                  REAFFIRMATION

Each of the undersigned Guarantors hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to the 3-Year Revolving Credit Agreement dated as of August 31, 2001 by and among JOHNSON OUTDOORS INC. (the "Company"), the Subsidiary Borrowers parties thereto, the financial institutions listed on the signature pages thereof (the "Lenders"), and BANK ONE, NA (having its principal office in Chicago, Illinois), in its individual capacity as a Lender and in its capacity as contractual representative (the "Administrative Agent") (as amended and as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), which Amendment No. 1 to the 3-Year Revolving Credit Agreement is dated as of December 18, 2001 (the "Amendment"). Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned Guarantors reaffirms the terms and conditions of the Guaranty and any other Loan Document executed by it and acknowledges and agrees that such agreement and each and every such Loan Document executed by the undersigned Guarantors in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

Dated:  December 18, 2001


LEISURE LIFE LIMITED, as a Guarantor   OLD TOWN CANOE COMPANY, as a Guarantor


By: /s/ Wade T. Neuharth               By: /s/ Wade T. Neuharth
    --------------------------------       --------------------------------
      Name: Wade T. Neuharth                 Name: Wade T. Neuharth
      Its:  Secretary                        Its: Secretary


EXTRASPORT, INC., as a Guarantor       UNDER SEA INDUSTRIES, INC., as a
                                         Guarantor

By: /s/ Wade T. Neuharth
    --------------------------------   By:  /s/ David R. Harrington
      Name: Wade T. Neuharth              --------------------------------
      Its:  Secretary                        Name: David R. Harrington
                                             Its:  Treasurer